Exhibit 10.1
WAIVER
     WAIVER (this “Waiver”) dated as of March 9, 2007, to that certain AMENDED AND RESTATED MASTER FACILITY AGREEMENT dated October 24, 2005 (as amended from time to time prior to the date hereof, the “EDC Agreement”) between NORTEL NETWORKS LIMITED (the “Principal”) and EXPORT DEVELOPMENT CANADA (“EDC”).
W I T N E S S E T H :
     WHEREAS, the Principal has requested that EDC waive certain provisions of the EDC Agreement, and EDC has agreed to waive such provisions as provided herein;
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION ONE.   Definitions.   Capitalized terms used herein and not defined shall have the meanings set forth in the EDC Agreement. The following terms, as used herein, have the following meanings:
     “2006 Form 10-K” means the Principal’s annual report on Form 10-K for the year ended December 31, 2006.
     “Covered Restatements” means the restatement and adjustments of the Principal’s financial results for certain periods as described in the Covered Restatement Press Release.
     “Covered Restatement Press Release” means NNC’s press release dated March 1, 2007 titled “Nortel to File its 2006 Annual Reports Mid March 2007 and Restate Certain Prior Period Results,” a copy of which is attached as Exhibit A hereto.
     SECTION TWO.   Waiver.   EDC hereby waives the occurrence of any Default or Event of Default resulting from (i) the Covered Restatements to the extent that any Default or Event of Default arises under Section 6.1(d) of the EDC Agreement as a result of the failure to observe or perform the covenant contained in Section 5.6 of the EDC Agreement to record, summarize and report all financial information in accordance with GAAP to the extent the matters resulting in such breach have been disclosed in all material respects in the Covered Restatement Press Release; (ii) the Covered Restatements to the extent that any Default or Event of Default arises under Section 6.1(e) of the EDC Agreement as a result of any inaccuracy in any representation or warranty contained in Section 4.1(d)(i) or Section 4.1(d)(iii) of the EDC Agreement at any time that such representation or warranty was made or deemed to have been made by the Principal to the extent the matters resulting in such inaccuracies have been disclosed in all material respects in the Covered Restatement Press Release; and (iii) any failure to satisfy the condition precedent set forth in Section 3.1(a) of the EDC Agreement, or any inaccuracy in any representation or warranty made or deemed made regarding the satisfaction of such condition precedent in connection with the issuance or extension of any Support prior to the Effective Date, in each case, as a result of any breach described in clause (i) or (ii) of this Section Two.

     SECTION THREE.   Conditions to Effectiveness.   This Waiver shall become effective as of the date (the “Effective Date”) when, and only when EDC shall have executed a counterpart of this Waiver and received a counterpart of this Waiver executed by the Principal.
     SECTION FOUR.   Representations and Warranties.   In order to induce EDC to enter into this Waiver, the Principal represents and warrants to EDC that, after giving effect to this Waiver:
     (a)   no Default or Event of Default has occurred and is continuing;
     (b)   except for matters that are disclosed in all material respects in Covered Restatement Press Release, each of the representations and warranties made or deemed to be made by the Principal under the EDC Agreement are true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made or to be deemed to have been made as of a specific date, as of such specific date); and
     (c)   Since December 31, 2004, except as set forth in the Disclosure Schedule there has been no change of circumstances which could reasonably be expected to have a Material Adverse Effect.
     SECTION FIVE.   Reference to and Effect on the Facility Documents.   The EDC Agreement, as specifically modified by this Waiver, and each of the other Facility Documents are and shall continue to be in full force and effect. The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of EDC under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.
     SECTION SIX.   Costs, Expenses and Taxes.   The Principal agrees to pay all reasonable out-of-pocket expenses incurred by EDC in connection with the preparation, execution and delivery of this Waiver and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees, charges and disbursements of Fasken Martineau DuMoulin LLP, counsel to EDC).
     SECTION SEVEN.   Execution in Counterparts.   This Waiver may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Waiver by telecopy shall be effective as delivery of a manually executed counterpart of this Waiver.
     SECTION EIGHT.   Governing Law.   This Waiver shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

NORTEL NETWORKS LIMITED, as Principal
By:	/s/ Gordon A. Davies
	Title:	Gordon A. Davies
General Counsel – Corporate and Corporate Secretary

By:	/s/ Katharine B. Stevenson
	Title:	Katharine B. Stevenson
Treasurer

EXPORT DEVELOPMENT CANADA
By:	/s/ Richard Whitty
	Title:	Richard Whitty
Manager, CIB

By:	/s/ Stephane Lupien
	Title:	Stephane Lupien
Underwriter, CIB

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